Exhibit 10.38

MASTER LEASE AGREEMENT

This Master Lease Agreement (“Agreement”) is dated as of October 12, 2020 by and between TD EQUIPMENT FINANCE, INC. (“Lessor”), having an office at 2059 Springdale Road, Cherry Hill, New Jersey 08003, and PHOTRONICS, INC. (“Lessee”). If more than one person or entity executes the Agreement as “Lessee,” then the term “Lessee” shall mean each person or entity executing the Agreement both individually and Jointly, and each such person or entity shall have joint and several liability under the Agreement.

In consideration of the mutual agreements set forth below and the payment of rent as provided for herein, and intending to be legally bound, the parties agree as follows:

1.          LEASE. This Agreement establishes the general terms and conditions under which lessor may from time to time lease equipment and other property to Lessee. The terms of this Agreement shall be deemed to form a part of each Master Lease Schedule (each a “Schedule”) executed by Lessee and Lessor which references this Agreement. “Equipment’’ shall mean all items of equipment and other property described on any Schedule. Each Schedule shall constitute a separate lease agreement (“Lease”) incorporating all of the terms and conditions of this Agreement. In the event of a conflict between the provisions of any Lease and the provisions of this Agreement, the provisions of the Lease shall prevail.

2.          TERMS AND LEASE PAYMENTS. This Agreement shall become effective when it is signed and accepted by Lessor and shall remain in effect until the last Lease term under any Schedule has expired. Individual Leases go into effect and the term of a Lease begins when it is signed and accepted by Lessor (“Commencement Date”). Lessee hereby authorizes Lessor to insert the Commencement Date on each Lease. Lessee shall pay to Lessor rent (“Lease Payments”) for each item of Equipment in the amount and at the times specified in the Schedule for such Equipment. Unless otherwise provided by the Lease, the first Lease Payment is due on the date Lessor accepts the Lease or any later date designated by Lessor, and interim rent shall be due from the date Lessee accepts the Equipment. Subsequent Lease Payments will be due as invoiced by Lessor for successive months until the balance of the Lease Payments and any additional Lease Payment or expenses chargeable to Lessee under a Lease are paid in full. LESSEE’S OBLIGATION TO PAY THE LEASE PAYMENTS AND OTHER LEASE OBLIGATIONS IS ABSOLUTE AND UNCONDITIONAL AND IS NOT SUBJECT TO CANCELLATION, DEFENSE, DEDUCTION, RECOUPMENT, REDUCTION, SETOFF, CLAIM OR COUNTERCLAIM. THIS AGREEMENT AND ALL LEASES ARE NON-CANCELLABLE. All Payments will be made to Lessor as set forth on the Lease or any other place Lessor indicates in writing.

The amounts of each Lease Payment is based on the supplier’s best estimate of the Equipment cost including (if applicable), any installation, other related costs and estimated sales or use tax. The Lease Payments will be adjusted proportionately upward or downward if the actual total cost of the Equipment or taxes is more or less than the estimate.  In that event, Lessee authorizes Lessor to adjust the Lease Payments by up to ten percent (10%).

3.          DELIVERY AND ACCEPTANCE. Lessee is responsible, at Lessee’s own cost and expense, to arrange for the delivery and installation of the Equipment (unless such costs are included in the cost of the Equipment to Lessor). Lessee agrees that the signing of the Delivery and Acceptance Certificate supplied by Lessor constitutes full acceptance of the Equipment and commencement of the Lease.

4.         DISCLAIMER OF WARRANTIES. Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor the manufacturer’s or vendor’s agent. Nor is the vendor an agent of Lessor. Lessee has selected the Equipment based upon Lessee’s own judgment. Lessee disclaims any reliance upon any statements or representations made by Lessor and acknowledges that representations made by Vendor, unless specifically contained in this Agreement, shall not be binding upon Lessor. LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER DIRECT OR INDIRECT, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUITABILITY, MATERIALS, DURABILITY, DESIGN, WORKMANSHIP, OPERATION OR CONDITION OF THE EQUIPMENT OR ANY PART THEREOF, ITS MERCHANTABILITY, FITNESS FOR USE FOR THE PARTICULAR PURPOSES AND USES OF LESSEE. Lessor shall not be liable to lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by the Equipment or for any damages based on strict or absolute tort liability or lessor’s or vendor’s negligence, or due to the repair, service or adjustment of the Equipment, or by any delay or failure to provide any maintenance, repair, service or adjustment, or by any interruption of service, or for any loss of business however caused. NO DEFECT OR UNFITNESS OF THE EQUIPMENT OR THE FACT THAT THE EQUIPMENT SHALL NOT OPERATE OR THAT IT SHALL OPERATE IMPROPERLY SHALL RELIEVE LESSEE OF ANY OBLIGATION UNDER THE LEASE.

5.           TITLE. PERSONAL PROPERTY, LOCATION AND INSPECTION. Lessor owns the Equipment and Lessee has the right to use the Equipment for the full Lease term provided Lessee complies with the terms and conditions of this Agreement and the Lease. Lessee will keep and use the Equipment only at the Equipment Location shown on the applicable Schedule. Although the Equipment may become attached to real estate, it remains personal property and Lessee agrees not to permit a lien to be placed upon the Equipment or to remove the Equipment from the Equipment Location without Lessor’s prior written consent. The Equipment is removable from and is not essential to the premises at which the Equipment is located.  If Lessor feels it is necessary, Lessee agrees to provide Lessor with waivers of interest or liens, from anyone claiming any interest in the real estate on which any item of Equipment is located. Lessor also  has the right, at reasonable times, to inspect the Equipment.  If the Lessee elects in writing  to return the Equipment at the end of term, the Lessor may enter the premises where the Equipment us located during normal business hours for  the purpose of showing and demonstrating the Equipment to prospective purchasers or for an appraisal of the Equipment. The Lessee shall provide adequate electrical, power, lighting, heat, water and personnel sufficient to allow for normal demonstrations of the Equipment to potential buyers.

6.           MAINTENANCE. Lessee shall use the Equipment in a careful and lawful manner; comply with and conform to all laws Ordinances and regulations  related to the possession, use and maintenance of the Equipment. and maintain the Equipment so that it is certified for use by all regulatory agencies where  applicable. Lessee shall use the Equipment exclusively for agricultural, business or commercial purposes. Lessee is required, at Lessee’s own cost and expense, to keep the Equipment in good repair, condition and working order, except for ordinary wear and tear, and Lessee will supply all parts and servicing required.  All replacement parts, attachments, accessories, upgrades and modifications; used or installed and repairs made to the Equipment will become Lessor’s property. Lessee may, with Lessor’s prior written consent, make modifications to the Equipment; so long as such modifications do not reduce the value or usefulness of the Equipment or result in the loss of any warranty or any certification necessary for the maintenance of the Equipment.  Lessee shall enter into and maintain in  force, for the term of the lease, a maintenance contract with the manufacturer of the equipment or with an approved service provider satisfactory to Lessor and take an actions necessary to cause the equipment to remain eligible for the manufacturer’s maintenance program. This includes all replacements, upgrades, enhancements and software related to the Equipment that are required by the manufacturer for such eligibility. Lessee shall provide Lessor with a copy of the maintenance contract and maintenance log upon request. Subject to Lessor’s prior approval, and as long as Lessee demonstrates the capabilities that it has the adequate skills and expertise Lessee may elect to maintain certain types of equipment with its own personnel. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT RESPONSIBLE FOR PROVIDING ANY REQUIRED MAINTENANCE AND/OR SERVICE FOR THE EQUIPMENT. LESSEE WILL MAKE ALL CLAIMS FOR .SERVICE AND/OR MAINTENANCE SOLELY TO THE SUPPLIER AND/OR MANUFACTURER AND SUCH CLA.IMS WILL NOT AFFECT LESSEE’S OBLIGATION TO MAKE ALL REQUIRED LEASE PAYMENTS.

7.        ASSIGNMENT. LESSEE AGREES NOT TO TRANSFER, SELL, SUBLEASE, ASSIGN, PLEDGE OR ENCUMBER EITHER THE EQUIPMENT OR ANY OF LESSEE’S RIGHTS UNDER THIS AGREEMENT OR ANY LEASE OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR COME INTO OR REMAIN IN THE POSSESSION OF ANYONE BUT LESSEE; WITHOUT LESSOR’S PRIOR WRITTEN CONSENT. No sale, assignment, transfer or sublease, whether authorized herein or  in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable, hereunder and under each Lease. Lessee agrees that Lessor may sell, assign or transfer all or any part of any Lease and if Lessor does, the new owner will have the same rights and benefits that lessor now has and will not have to perform any of Lessor’s obligations and that the rights of the new owner will not be subject to any claims, defenses, or setoffs that Lessee may have against Lessor. Any such assignment, sale or transfer of a Lease or the Equipment will not relieve Lessor of Lessor’s obligations to Lessee under the Lease. Subject to the foregoing, this Agreement inures to the benefit of and is binding upon the successors and assigns of the parties hereto and thereto, as the case may be (and, without limiting the foregoing, shall bind all persons who become a “new debtor” to this Agreement and any Lease, as defined in Section 9-203(e) of Revised Article 9 of the UCC).

8.          PURCHASE. RETURN AND RENEWAL OF EQUIPMENT. So long as no default or event of default shall have occurred and be continuing and the Lessee shall have given Lessor written notice to Lessor at least one hundred eighty (180) days, but not more than two hundred seventy (270) days prior to the expiration of the initial term or any renewal of any Lease, Lessee shall advise Lessor of Lessee’s intention to (i) purchase all but not less than all of the Equipment for the then fair market value in use, in place plus applicable taxes; (ii) renew the lease on a month to month basis at the same rent payable in monthly installments in the same amount and due on the same date as during the initial term; or (iii) return the Equipment to Lessor at the end of the initial term or any renewal of such Lease. If Lessee falls to so notify lessor, or having notified Lessor, Lessee fails to return the Equipment as provided herein, the Lease shall renew for an additional term of four (4) months, and Lessee agrees to continue to make lease payments at the same monthly lease payment as set forth in this Lease, subject to the right of either party to terminate any renewal upon one hundred twenty (120) days written notice, in which case Lessee will immediately deliver the Equipment to Lessor as stated in this paragraph. Provided Lessee has given such timely notice to return the equipment, Lessee shall return all, but not less than all, of the Equipment. to any location within the continental United States as designated by Lessor. The Lessee must prepare the Equipment for shipping according to the manufacturer’s instructions using approved packaging material and shall bear all risk of damage or loss until the Equipment is returned to us at the designated location. All costs and expenses associated with the packaging, shipping, delivery and inspection of the returned Equipment shall be paid by Lessee, including any cost Lessor incurs for deinstallation of alterations to the Equipment. Lessee shall be liable for all damage to the Equipment in excess of reasonable wear and tear.

9.          LOSS OR DAMAGE. Lessee assumes and shall bear the entire risk of loss or destruction of, or damage to  the Equipment from any cause whatsoever, whether or not insured. No such loss or damage relieves Lessee from any obligation under a Lease. Lessee agrees to promptly notify Lessor in writing of any loss or destruction or damage to the Equipment and Lessee will. at Lessor’s option, (a) repair the Equipment to good condition and working order, (b) replace the Equipment with like Equipment in good repair, condition and working order, acceptable to  Lessor and transfer clear title to such replacement  Equipment to Lessor, such Equipment shall be subject to the Lease and be deemed the Equipment. or (c) pay to Lessor the present value of the total of all unpaid Lease Payments for the full Lease term plus the greater of either (i) the estimated fair market value of the Equipment at the end of the originally scheduled Lease term or (ii) Lessor’s residual position (as determined by Lessor in  its sole  discretion), all  discounted  at a rate equal to, unless set forth in a separate Schedule, one percent (1.0%) per annum whereupon the Lease shall terminate. All proceeds of insurance received by Lessor as a result of such loss or damage will be  applied, where applicable, toward the replacement  or repair of the Equipment or the payment of Lessee’s obligations.

10.        INDEMNITY. lessee assumes liability for and agrees to indemnify, defend (if requested by Lessor) and hold harmless Lessor and its employees and agents from and against any and all liabilities, losses, damages, penalties, claims, suits and repossession or return of the Equipment, actions, costs and expenses, including court costs and Lessor’s attorneys fees, of whatever kind imposed or incurred by or asserted against Lessor (collectively, “Claims”), whether based on a theory of strict liability or otherwise, caused by or related to (a) the manufacture, selection, purchase, installation, ownership, use lease, possession, delivery, operation, storage, repair, disposition or return of tile Equipment, and if due to the action or inaction of Lessee or (b) any defects in the Equipment.  Lessee agrees to reimburse Lessor for and to defend Lessor against any Claims. This indemnity will continue even after the termination or expiration of a Lease and repossession or return of the Equipment.

11.         TAXES.   Lessee agrees to pay all license and registration fees, sale and use taxes, personal property taxes and all other taxes and charges, relating to the ownership, leasing, rental, sale, purchase, possession or use of the Equipment as part of the Lease Payment or as billed by Lessor. Lessee agrees that if Lessor pays any taxes or charges on Lessee’s behalf, Lessee will reimburse Lessor for all such payments and will pay Lessor interest and a late charge (as calculated in Section 14) on such payments with the next lease Payment, plus reasonable costs incurred in collecting and administering any taxes, assessments or fees and remitting them to the appropriate authorities. Lessor shall not be obligated to contest any valuation of a tax imposed oil the Equipment or on this Agreement or any Lease.

12.        INSURANCE.   During the term of a Lease, Lessee will keep the Equipment insured, at its sole cost and expense, against all risks of a loss or damage  in  an amount  not less than the replacement cost of the Equipment without co-insurance other than by way of customary an  reasonable  deductibles.   The  insurance company shall be acceptable to Lessor in all respects in Lessor’s sole discretion. Lessee well also obtain and maintain for the term of a Lease, comprehensive public liability insurance and such policy shall provide Lessor With thirty (30) days prior written notice of cancellation of termination of such policy covering both personal injury and property damage m an amount acceptable to Lessor. Lessor will be named the lender loss payee on the property insurance under a separate lender’s loss payable clause and named as an additional insured on the public liability insurance, as its interests may appear. Lessee will pay all premiums for such insurance and Lessee shall deliver proof of insurance coverage to Lessor satisfactory to Lessor. If Lessee does not provide such insurance, Lessee agrees that Lessor has the right, but not the obligation, to obtain such insurance and charge Lessee for all costs. lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts in payment for loss or damage under any said insurance policies.

13.       DEFAULT. An “Event of Default” shall be deemed to exist if any of the following occurs: (a) Lessee fails to pay any Lease Payment or other sum due hereunder within fifteen (15) days of when due; (b) Lessee or any guarantor or surety of Lessee’s obligations, if any, fails to observe or perform any other term, covenant or condition of this Agreement, any Lease, any Surety Agreement or any other agreement with Lessor and such failure continues for thirty (30) days after notice thereof of Lessor; (c) Lessee or any guarantor  or surety of Lessee’s obligations, if any, dies, or becomes insolvent or unable to pay its debts when due; stops doing business as a  going concern; terminates its organizational existence, merges, consolidates, transfers, sells or otherwise disposes of a majority of its assets or a majority of its liquid assets, provided that (i) Lessee may merge with any other entity so long as Lessee is the surviving  entity, (ii) any guarantor  or  surety  of Lessee’s obligations may merge with any  other entity so long as such guarantor or surety  is the surviving entity, and any such guarantor of surety may merge with and into a Qualified Subsidiary (as defined below), and (iii) Lessee may transfer, sell or otherwise dispose of its assets to a Qualified Subsidiary; (d) a writ of attachment or execution is levied upon the Equipment unless released,  satisfied or stayed within thirty (30) days of such levy; (e) the filing by or against Lessee or any guarantor  or surety of lessee’s obligations, if any, of a petition under the Bankruptcy Code or under any insolvency law provided for relief of debtors unless with respect to a petition filed against Lessee, it is dismissed within forty-five (45) days; (f) the voluntary or involuntary making of an assignment  for  the  benefit of creditors, the appointment  of a receiver or trustee for Lessee or any guarantor or surety of Lessee’s obligations, if any, or for their respective assets, or the commencement of any formal or informal proceeding for dissolution, liquidation, settlement  of claims against or winding up of the affairs of Lessee or any guarantor or surety of Lessee’s obligations, if any; (g) there is a change in the ownership or control of Lessee or any guarantor or surety of Lessee’s obligations, if any, or a Change of Control (as defined below); (h) any representation, warranty or signature herein or made by Lessee or any guarantor or surety of Lessee’s obligations, if any, in any document delivered to Lessor in connection with this Agreement or any Lease shall be false or misleading in any material respect when made; (i) Lessee or any guarantor or surety of Lessee’s obligations, if any, is in default under any other agreement with Lessor or any affiliate of Lessor (including without limitation TD Bank, N.A. and its related affiliates of The Toronto-Dominion Bank) or any other person; O) Lessee or any guarantor or surety of Lessee’s obligations, if any, engages in any criminal conduct that subjects the Equipment to seizure and/or confiscation by governmental  authorities; (k) Lessee uses or permits use of the Equipment in a fashion not covered by the required insurance policies; (I) without the prior written consent of Lessor, Lessee attempts to remove, sell, transfer, encumber, part with possession, or sublet any item of Equipment; (m) Lessee or any guarantor or surety of Lessee’s obligations, if any, suffers a material adverse change in its financial condition, business, operations or assets and,   as a result, Lessor deems itself or any of its Equipment to be insecure;; or (n) any default under any guaranty agreement or surety agreement executed in connection with this Agreement or any Lease, if any. As used therein: (i) “Change of Control” means (y) the acquisition  of ownership, directly or indirectly,  beneficially or of record, by any person or group (within the  meaning  of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of equity interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Lessee, or (z) the acquisition of direct or indirect control by any person or group of the power to direct or cause the direction of the management or policies of Lessee, whether through the ability to exercise voting power, by contract or otherwise; and (ii) “Qualified Subsidiary” means a wholly-owned domestic subsidiary of Lessee that (y) satisfies Lessor’s “know your customer” and other regulatory requirements, and (z) executes a Surety Agreement in form and substance satisfactory to Lessor to guarantee payment and performance of all of Lessee’s obligations

14.        REMEDIES. Lessor has the following remedies if an Event of Default should occur: (a) Lessor may cancel or terminate the Leases; (b) with notice to Lessee, declare the entire balance of the unpaid Lease Payments for the full term of all Leases plus the additional amount (as defined below) immediately due and payable, sue for and receive all Lease Payments and any other payments then accrued or accelerated under all Leases or any other agreement plus the greater of either (i) the estimated fair market value of the Equipment at the end of the originally scheduled term of all Leases or (ii) Lessor’s residual position (as determined by Lessor in its sole discretion), and all accelerated Lease Payments and the estimated fair market value of the Equipment or the Lessor’s residual position will be discounted to the date of the default at one percent (1.0%) per year, but only to the extent permitted by law, (c) charge Lessee interest on all monies due Lessor at the rate of twelve percent (12%) per annum from the date of default until paid, but in no event more than the maximum rate permitted by law; (d) charge lessee a return-check or non-sufficient funds charge (“NSF Charge”) to reimburse lessor for the time and expense incurred with respect to a check that is returned for any reason including non-sufficient or uncollected funds such NSF Charge is stipulated and liquidated Twenty Five Dollars ($25.00); (e) require that Lessee return the Equipment to Lessor and in the event Lessee fails to return the Equipment, peaceably enter upon the premises after reasonable notice with or without legal process where the Equipment Is located and repossess the Equipment; (f) apply any security deposit to any amounts owing from Lessee to lessor; and/or (g) setoff against any account maintained with Lessor or any affiliate of Lessor (including without limitation any direct or indirect subsidiary of TD Bank US Holding Company) any and all amounts owing from Lessee to Lessor hereunder or under any lease. Such return or repossession of the Equipment will not constitute a termination of the applicable Lease unless Lessor expressly notifies lessee in writing. In the event the Equipment is returned or repossessed by Lessor and unless Lessor has terminated the applicable lease, Lessor will sell or re-lease the Equipment to any persons with any terms Lessor determines, at one or more public or private sales, with or without notice to Lessee, and apply the net proceeds deducting the costs and expenses of such sales or re-lease, to Lessee’s obligations with Lessee remaining liable for any deficiency on the Leases and with any excess being retained by lessor. The credit for any sums to be received by Lessor from the Leases during the remaining portion of the lease Terms shall be discounted to the commencement date of such Leases at an annual rate equal to the implicit rate of interest with respect to such Lease. Lessee agrees that if notice of sale is required by law to be given, seven (7) days notice shall constitute reasonable notice.

If an Event of Default should occur, lessee shall indemnify Lessor on demand against any loss, premium, penalty or expense incurred, directly or indirectly, in repaying funds raised to finance any part or all of the Equipment or in unwinding any swap, forward interest rate agreement, or other financial instrument relating in whole or in part to Lessor’s financing of the Equipment (including any interest, fees, penalties, breakage costs or other sums whatsoever paid or payable in connection therewith).

Lessee is also required to pay (i) all costs and expenses incurred by Lessor in connection with the enforcement of any remedies, including all expenses incurred in connection with the return, or other recovery of any Equipment or other collateral, sale, re-lease or other disposition (including without limitation costs of transportation, possession, storage, refurbishing, advertising and broker’s fees), and all other pre-judgment and post-judgment enforcement related to  actions taken by Lessor, and/or any actions taken by Lessor in any bankruptcy case involving Lessee, this Equipment or other collateral, and (ii) reasonable attorneys’ fees (including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration).

Whenever any lease Payment is not made within ten (10) days of when due, Lessee agrees to pay lessor, within one month of the original due date, a late charge of three percent (3.0%) for each delayed payment, as compensation for Lessor’s internal operating expenses arising as a result of each delayed payment, but only to the extent permitted by law. This amount is payable in addition to all amounts payable by Lessee as a result of the exercise of any other remedies.

Lessee agrees that any delay or failure to enforce Lessor’s rights under this Agreement or any Lease does not prevent Lessor from enforcing any- rights at a later time. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time.to time. With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or other collateral securing Lessee’s  obligations  under any  Lease, Lessee acknowledges and agrees that: (i)  Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean up or otherwise prepare the Equipment or any other collateral for disposition; and (ii) Lessor may comply with any applicable state or federal law required in connection With the disposition of the Equipment  or  other collateral,  and  any actions  taken in  connection therewith  shall not be deemed to have adversely effected the commercial reasonableness of any disposition of such Equipment and/or other collateral.

15.        SECURITY DEPOSIT/ADDITIONAL COLLATERAL. Lessor will retain any required security deposit to insure Lessee’s performance of Lessee’s obligations. Any security deposit is non-interest bearing. Lessor may apply any security deposit to cure any default by Lessee, in which event Lessee will promptly restore any amount so applied. If Lessee is not in default, any security deposit will be returned to Lessee at the termination  of a Lease.  In the event that lessee grants to any  affiliate of lessor  (including any direct or indirect subsidiary of TD Bank US Holding Company) a lien or security interest in any real or personal property. of lessee other than the Equipment, Lessee agrees that such lien or security interest shall, without further action, by Lessee also secure the Lease Payments and the Performance by Lessee of its obligations under the Lease and that such affiliate shall be deemed Lessor’s agent for the purpose of perfecting such lien or security interest in such additional collateral.

16.       COSTS AND EXPENSES. Lessee shall reimburse Lessor, upon demand, for all reasonable costs and expenses incurred in connection with this Agreement or any Lease, including without limitation attorneys’ fees, processing fees, filing fees, overnight delivery costs, long distance. telephone charges, copying costs arid the cost of obtaining credit reports, certified articles of organization, good standing certificates, lien searches and UCC-1 title insurance.

17.        REPRESENTATIONS AND WARRANTIES.   Lessee warrants and represents to Lessor that (a) the Equipment will be used for business purposes, and not for  personal, family or household purposes, (b) Lessee is an entity duly organized, validly existing and in good standing with the laws of the jurisdiction specified below Lessee’s signature, and the organizational number assigned to lessee in such jurisdiction, if any, is as specified below Lessee’s signature and Lessee (and each of its predecessors) as not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction of formation, (c) Lessee’s full and accurate legal name is as first provided above,  (d) Lessee has the power and capacity to enter into this Agreement, all documents related to the purchase of the Equipment and any other documents required to be delivered in connection herewith (collectively, the “Documents”), and (e) the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies herein or therein provided may be limited under applicable bankruptcy and insolvency laws.

18.       FINANCIAL INFORMATION. (a) For so long as TD Equipment Finance, Inc. is Lessor under any Lease entered into pursuant to this Agreement, Lessee shall comply with all of the affirmative and negative covenants of the borrower, debtor or any guarantor or surety of Lessee’s obligations (including, without limitation, those regarding financial reporting and compliance with financial criteria) contained in any credit, loan, security, or other agreement for or relating to the financing of Lessee or any guarantor or surety of Lessee’s obligations (as such agreement may have been or is amended from time to time) which it has made or hereafter makes with TD Bank, N.A. or any other direct or indirect subsidiary of TD Bank US Holding Company other than TD Equipment Finance, Inc. as lender or creditor (or, if there is more than one such agreement, then that of the most recent date), with Lessee’s obligation hereunder to comply with all of such covenants continuing in full force and effect in favor of Lessor for the duration of the initial and any renewal term of any such Lease, notwithstanding, inter alia, (X) the termination or satisfaction of such agreement or the payment or satisfaction of the obligations owed under or secured by such agreement, (y) any term in such agreement which serves to relieve. the borrower, debtor or any guarantor or surety of Lessee’s obligations from its obligation to comply with such covenants upon such full or partial payment, termination or satisfaction, or (z) any term or provision of such agreement to similar effect or which would serve to reduce or eliminate the borrower’s, debtor’s or any guarantor or surety of Lessee’s obligation to comply with such covenants. Upon such Lessor’s request, Lessee promptly shall deliver to Lessor all financial statements, certificates of compliance and other documents specified in such covenants not previously delivered, or thereafter becoming due to be delivered, to the lender or creditor under such agreement.

(b) In the event that there is no agreement of the kind described in Section 18(a) hereof then in existence or such agreement contains no affirmative and negative covenants regarding financial reporting and compliance with financial criteria, then at Lessor’s request, Lessee shall provide Lessor with (i) audited or reviewed (as required by Lessor) annual consolidated and consolidating financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited or reviewed, as applicable, financial statements provided to Lessor by Lessee, including balance sheets. income and cash flow statements, accompanied by the unqualified report thereon of an independent certified public accountant acceptable to Lessor; as soon as available, and in any event within 120 days after the end of each of Lessee’s fiscal year; (ii) by April 15 of each calendar year, each guarantor’s, if any, annual financial statement for the immediately preceding calendar year and copies of such guarantor’s state and federal tax returns for the immediately preceding calendar year; (iii) such other reports and financial information as may be requested by Lessor and (iv) Lessee represents and warrants that any financial statements previously delivered to Lessor by Lessee or any guarantor and any financial statements delivered to Lessor pursuant preceding clauses (i) and (ii) are and will be complete and correct and fairly present the financial condition of the Lessee’s and guarantors as of the dates of such financial statements and the results of Lessee’s and guarantors’ operations and cash flows for the periods referred to therein in accordance with generally accepted accounting principles, consistently applied.

(c) Lessee represents and warrants to Lessor that since the most recent submission of financial statements by Lessee and the guarantors to Lessor there has been no material adverse change in the financial condition or business of the Lessee or any guarantor.

19.        UCC FILINGS. Lessee authorizes Lessor to file a financing statement with respect to the Equipment with or without Lessee’s signature where permitted by the UCC and grant Lessor the right to sign such financing statement on Lessee’s behalf. The filing of a financing statement is not to be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessor’s ownership of the Equipment. If a Lease is deemed at any time to be one intended as security then (x) Lessee grants Lessor a first priority security interest in the Equipment together with all related software (embedded therein or otherwise) and general intangibles, and all additions, accessories, attachments and accessions thereto whether furnished by the supplier of the Equipment, all subleases, chattel paper, accounts and security deposits relating thereto, and any and all substitutions, replacements or exchanges for such item of Equipment, in each such case in which Lessee shall from time to time acquire an interest, and any and all proceeds (including insurance proceeds) of the Equipment and other collateral in and against which a security interest is granted hereunder and (y) notwithstanding any other provision hereof, the Lease is subject to the express condition that at no time shall lessee be obligated or be required to pay interest at a rate which could subject Lessor either to civil or to criminal penalty as a result of being in excess of the maximum rate which Lessee is permitted by law to contract or agree to pay. If by the terms of the Lease, Lessee at any time is required or obligated to pay interest at a rate in excess of such maximum allowable rate, the rate of interest under the Lease shall be deemed to be immediately reduced to such maximum allowable rate and the interest payable here under shall be computed at such maximum allowable rate, and the portion of all prior interest payments made in excess of such maximum allowable rate shall be applied and shall be deemed to be payment made in reduction of the amounts due under the Lease. Lessee will  promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as lessor from time to time may reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of lessor under the Documents (including without limitation (i) lien searches. and (ii) such UCC financing statements, fixture filings and waivers as reasonably may be required by Lessor in connection with any change in circumstances relating to Lessee, the Equipment or otherwise); provided, however, Lessee hereby authorizes Lessor to file any and all of the same without Lessee’s authentication, to the extent permitted by applicable law. Lessee shall provide written notice to Lessor not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of Lessee.

20.        NOTICE. Written notices will be deemed to have been given when delivered in person or if sent by certified mail, postage pre-paid return receipt requested, or by reliable nationally recognized overnight courier, addressed to the recipient at its address above or at any other address subsequently provided in writing.

21.        UCC-ARTICLE 2A PROVISIONS. Lessee agrees that this Lease is a “finance lease” as that term is defined in Article 2A of the Uniform Commercial Code (“UCC”). Lessee acknowledges that Lessor has given Lessee the name of the Supplier of the Equipment for each Lease. Lessor hereby notifies Lessee that Lessee may have rights under the contract with the Supplier and Lessee may contact the Supplier for a description of any rights or warranties that Lessee may have under this supply contact. LESSEE ALSO WAIVES ANY AND ALL RIGHTS AND REMEDIES GRANTED LESSEE UNDER SECTIONS 2A-508 THROUGH 2A-522 OF THE UCC.

22.        CHOICE OF LAW. This Agreement and all Leases were made in the state of New Jersey; and they are to be performed in the state of New Jersey by reason of the Lease Payments Lessee is required to pay Lessor in state of New Jersey. This Agreement and all Leases shall in all respects be interpreted and all transactions subject to this Agreement and all rights and liabilities of the parties under this Agreement and all leases shall be determined and governed as to their validity, interpretation, enforcement and effect by the laws of the state of New Jersey except for local filing requirements. Lessee consents to and agrees personal jurisdiction over Lessee and subject matter jurisdiction over the Equipment shall reside with any state or federal court in the state of New Jersey solely at Lessor’s option with respect to any provision of this Agreement or any Lease.  Lessee also  waives Lessee’s  right to a trial by jury.

23.        ENTIRE AGREEMENT: SEYERABILITY; WAIVERS. This Agreement and all Leases contain the entire agreement and understanding of the parties hereto. No agreements or understandings are binding on the parties unless set forth in writing and signed by the parties. Any provision of this Agreement or any Lease which for any reason may be held unenforceable in any jurisdiction shall, as to such jurisdiction. be ineffective without invalidating the remaining provisions of this Agreement and the Leases.

24.         Patriot Act. (i) Lessee hereby represents, warrants and covenants to Lessor that (A) each Lessee Party is as of the Acceptance Date of each Lease Schedule, and will at all times thereafter remain, in compliance with the following (collectively, Anti Terrorism Law”): (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V. as amended) and any other enabling legislation or executive order relating thereto, (2) the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)); (3) Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended (“Executive Order No. 13,224”), and (4) any statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any governmental authority relating to terrorism or money laundering; (8) No Lessee Party nor any Affiliate of any Lessee Party, or to Lessee’s knowledge, any of its respective agents acting or benefiting in any capacity in connection with any transactions hereunder, is any of the following (each a “Blocked Person”): (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224: (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of. the Executive Order No. 13224; (iii) a person with which TD Bank, N.A. is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a person who is affiliated with a person listed above and (C) no Lessee Party shall, directly or indirectly, make any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage,  in violation of  the United States Foreign Corrupt Practices Act  of 1977, as amended.   (ii)  If  and to the extent Lessor is subject to the requirements of the Patriot Act, Lessor hereby notifies the Lessee Parties that pursuant to the requirements of the Patriot Act, Lessor is required to obtain, verify and record information that identifies the Lessee Parties, which information includes the names and addresses of the Lessee Parties and other information that will allow Lessor to identify the Lessee Parties in accordance with the Patriot Act.

THIS AGREEMENT IS NOT BINDING UNTIL ACCEPTED BY LESSOR
IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first set forth above.

LESSEE:	PHOTRONICS, INC.	LESSOR:	TD EQUIPMENT FINANCE, INC.

By:	/s/ John P. Jordan	By:	/s/ Alison L. Sauter

Name:	John P. Jordan	Name:	Alison L. Sauter

Title:	Executive Vice President and	Title:	Senior Manager
Chief Financial Officer

Jurisdiction of Organization: Connecticut
Organizational Number:	0036597
Chief Executive Office:	15 Secor Road, Brookfield, CT
06804